Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated June 30, 2015, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the consolidated financial statements of Content Checked Holdings, Inc. (formerly Vesta International Corp.) which appears in this Amendment No. 1 to the Registration Statement on Form S-1.

/s/ RBSM LLP

New York, New York
August 31, 2015